                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-A

               For Registration of Certain Classes of Securities
                   Pursuant to Section 12(b) or 12(g) of the
                        Securities Exchange Act of 1934

                       ANCHOR GLASS CONTAINER CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


                     Delaware                              59-3417812
     (State of Incorporation or Organization)           (I.R.S. Employer
                                                       Identification No.)

                                One Anchor Plaza
                           4343 Anchor Plaza Parkway
                              Tampa, FL 33634-7513
                    (Address of Principal Executive Offices)

If this form relates to the              If this form relates to the
registration of a class of               registration of a class of
securities pursuant to                   securities pursuant to Section 12(g)
Section 12(b) of the Exchange            of the Exchange Act and is to become
Act and is effective upon filing         effective pursuant to General
pursuant to General Instruction          Instruction  A.(d) please check the
A.(c), please check the following        following box [X]
box [_]                                                 -

     Securities Act registration statement file number
to which this for relates:                               -----------------
                                                          (if applicable)

     Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                  Name of Each Exchange on Which
     to be so Registered                  Each Class is to be Registered
     -------------------                  ------------------------------

             None
-------------------------------       ------------------------------------

        Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $0.10 per share
                                (Title of Class)
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Item 1.   Description of Registrant's Securities to be Registered.

          The information required by this item is incorporated herein by reference to Item 11 of the Registrant's Registration Statement on Form 10 (Registration No. 000-23359) filed with the Securities Exchange Commission on August 7, 1998.

Item 2.   Exhibits.

          The following exhibits are filed herewith in response to this item:

Exhibit
 Number   Item
 ------   ----

 3.1 Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to the Registrant's Registration Statement on Form S-4 (Reg. No. 333-31363) originally filed with the Securities and Exchange Commission on July 16, 1997).

3.2 Certificate of Amendment of Certificate of Incorporation of the Registrant (incorporated herein by reference to the Registrant's Registration Statement on Form 10 (Reg. No. 000-23359) originally filed with the Securities and Exchange Commission on August 7, 1998).

3.3 Bylaws of the Registrant (incorporated herein by reference to the Registrant's Registration Statement on Form S-4 (Reg. No. 333-31363) originally filed with the Securities and Exchange Commission on July 16, 1997).

3.4 Certificate of Designation for Series A 10% Cumulative Convertible Preferred Stock (incorporated herein by reference to the Registrant's Registration Statement on Form S-4 (Reg. No. 333-31363) originally filed with the Securities and Exchange Commission on July 16, 1997).

3.5 Certificate of Designation for Series B 8% Cumulative Convertible Preferred Stock (incorporated herein by reference to the Registrant's Registration Statement on Form S-4 (Reg. No. 333-31363) originally filed with the Securities and Exchange Commission on July 16, 1997).

3.6 Amendment to Certificate of Designation for Series A 10% Cumulative Convertible Preferred Stock (incorporated herein by reference to the Registrant's Registration Statement on Form 10 (Reg. No. 000-23359) originally filed with the Securities and Exchange Commission on August 7, 1998).

3.7 Amendment to Certificate of Designation for Series B 8% Cumulative Convertible Preferred Stock (incorporated herein by reference to the Registrant's Registration Statement on Form 10 (Reg. No. 000-23359) originally filed with the Securities and Exchange Commission on August 7, 1998).

                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    Anchor Glass Container Corporation


Date: March 1, 2000                 By: /s/ M. William Lightner, Jr.
                                        ------------------------------------
                                        M. William Lightner, Jr.
                                        Senior Vice President -- Finance and
                                        Chief Financial Officer


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